                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of The TJX Companies, Inc. on Form S-8 of our reports dated February 25, 1997 on our audits of the financial statements and financial statement schedule of The TJX Companies, Inc. as of January 25, 1997 and January 27, 1996 and for the years ended January 25, 1997, January 27, 1996 and January 28, 1995 which reports are included in or incorporated by reference in the Annual Report on Form 10-K of the TJX Companies, Inc. for the fiscal year ended January 25, 1997.


                                                    /s/ Coopers & Lybrand L.L.P.


Boston, Massachusetts
September 5, 1997